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As of August 24, 1998


VIA UPS OVERNIGHT

The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention: Global Custody Division

Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned (each, a "Fund") hereby severally appoints The Chase Manhattan Bank to provide custodial services to such Fund under and in accordance with the terms of the Agreement and accordingly, requests that each Fund be added to Schedule A to the Agreement effective as of August 24, 1998. Kindly acknowledge your agreement to provide such services and to add these Funds to Schedule A by signing in the space provided below.

                                               DELAWARE GROUP CASH RESERVE, INC.


                                               By: /s/ David K. Downes
                                                   -----------------------------
                                               Name: David K. Downes
                                               Its:  Executive Vice President
                                                     Chief Operating Officer
                                                     Chief Financial Officer



                                               DELAWARE GROUP TAX-FREE MONEY
                                               FUND INC.

                                               By: /s/ David K. Downes
                                                   -----------------------------
                                               Name: David K. Downes
                                               Its:  Executive Vice President
                                                     Chief Operating Officer
                                                     Chief Financial Officer

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                                               DELAWARE GROUP GLOBAL DIVIDEND
                                               AND INCOME FUND, INC.


                                               By: /s/ David K. Downes
                                                   -----------------------------
                                               Name: David K. Downes
                                               Its:  Executive Vice President
                                                     Chief Operating Officer
                                                     Chief Financial Officer


AGREED:

THE CHASE MANHATTAN BANK


By: /s/ Rosemary M. Stidmon
    ---------------------------
Its: Vice President
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